SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2010
WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 914-2500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On December 2, 2010, Walgreen Co. (the “Company”) adopted Amendment No. 4 (the “Amendment”) to the Walgreen Co. 162(m) Deferred Compensation Plan (the “Plan”). The Plan is an unfunded deferred compensation plan that was initially adopted by the Company effective as of October 1994, and was previously amended as of July 9, 2003, January 1, 2008, and October 1, 2009. Under the Plan, for each fiscal year, executive compensation that would otherwise exceed the deductibility limit pursuant to Section 162(m) of the Internal Revenue Code is subject to mandatory deferral to the extent determined by the Compensation Committee in accordance with the Plan. Amendment No. 4 to the Plan authorizes the Compensation Committee to also make such determinations on a calendar year basis with respect to base pay (salary) that is payable to a participant during a calendar year and includes provisions regarding the timing of required determinations under the Plan. This summary of the terms of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Plan as amended by the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1	Walgreen Co. 162(m) Deferred Compensation Plan, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
Date: December 6, 2010	By:	/s/ Dana I. Green
Title: Executive Vice President,
General Counsel and Corporate Secretary